EXHIBIT 99

          Guidant Reports Record Full-Year 2004 Sales of $3.8 billion;
                      Fourth Quarter Sales of $968 Million

     INDIANAPOLIS, Ind.--(BUSINESS WIRE)--Jan. 27, 2005--Guidant Corporation (NYSE:GDT)

      Company to Repatriate $1.5 Billion and Record $104 Million Additional
            Tax Expense Related to American Jobs Creation Act of 2004

     Full-year highlights:

     -- Sales of products other than worldwide coronary stents grew $426 million, an increase of 15 percent compared to 2003

     -- Worldwide implantable defibrillator revenue of $1.8 billion, up 18 percent

     --   Worldwide coronary stent revenue of $538 million, down 36 percent

     --   Earnings per share from continuing operations of $1.78, up 33 percent

     -- Adjusted earnings per share from continuing operations of $2.47, up 2 percent

     -- Definitive agreement announced whereby Johnson & Johnson will acquire Guidant for $25.4 billion in fully diluted equity value

     Guidant Corporation (NYSE:GDT), a world leader in the treatment of cardiac and vascular disease, today reported full-year 2004 sales of $3.8 billion, representing sales growth of $121 million or 3 percent versus the prior year. Foreign currency translations favorably impacted revenue by $88 million. Net income for the full-year 2004 was $524 million versus $330 million in 2003.
     For the fourth quarter of 2004, the company reported sales of $968 million, representing sales growth of $28 million or 3 percent versus the fourth quarter of the prior year. Foreign currency translations favorably impacted revenue by $22 million. Net income for the fourth quarter was $105 million versus $205 million in the fourth quarter of 2003. Fourth quarter net income reflects $104 million of additional tax expense due to the planned repatriation of cash under the American Jobs Creation Act of 2004.
     Please see the attached schedules and the Guidant website at http://www.guidant.com/investors/reconciliations/ for additional information, including a reconciliation of special items, income statements and product sales summaries reclassified for discontinued operations.

     Management Observations

     Ronald W. Dollens, president and CEO, Guidant Corporation, stated, "Guidant's financial performance in 2004 was in line with expectations set early in the year and reflected a strong implantable defibrillator market, contributions from emerging businesses, and the company's resiliency in the face of a challenging stent environment." Dollens continued, "As we enter 2005, we look forward to continued robust growth in the implantable defibrillator market, a moderation in our coronary stent revenue erosion, continued acceleration of our emerging businesses and the closing of the company's merger with Johnson & Johnson."

     2004 Financial Highlights:

     -- Worldwide implantable defibrillator sales increased 18 percent to $1.8 billion; U.S. implantable defibrillator sales grew 15 percent to $1.4 billion.

     -- Worldwide pacemaker sales grew 5 percent to $720 million; U.S. pacemaker sales were $426 million.

     -- Worldwide coronary stent sales of $538 million declined 36 percent versus the prior year. Coronary stents comprised 14 percent of company sales.

          -- U.S. stent sales totaled $260 million, declining 44 percent, with $162 million from end-user sales, reflecting a 60 percent decline.

     -- Worldwide angioplasty system sales increased 7 percent to $453 million.

     -- Worldwide sales of cardiac surgery, biliary, peripheral and carotid systems (emerging businesses) grew 42 percent to $292 million.

     --   Gross margin was 75.5 percent compared to 75.9 percent in 2003.

     The company reported full-year 2004 income and earnings per share from continuing operations of $573 million and $1.78 compared to $419 million and $1.34 in 2003. Adjusted income and earnings per share from continuing operations were $793 million and $2.47 compared to $758 million and $2.42 in 2003. Please see the attached schedules for a reconciliation of these items.

     Fourth Quarter Financial Highlights:

     -- Sales of products other than worldwide coronary stents represented 87 percent of total revenues and increased 14 percent versus the fourth quarter of 2003.

     -- Worldwide implantable defibrillator sales increased 16 percent to $458 million, representing 3 percent sequential growth; U.S. implantable defibrillator sales grew 12 percent to $351 million.

     -- Worldwide pacemaker sales grew 3 percent to $176 million; U.S. pacemaker sales were $99 million.

     -- Worldwide coronary stent sales of $124 million declined 38 percent versus the prior year, but stabilized sequentially. Coronary stents comprised 13 percent of company sales.

          -- U.S. stent sales totaled $62 million, declining 38 percent, with $31 million from end-user sales, reflecting a 64 percent decline.

     -- Worldwide angioplasty system sales increased 4 percent to $120 million.

     -- Worldwide sales of cardiac surgery, biliary, peripheral and carotid systems (emerging businesses) grew 60 percent to $90 million.

     -- Gross margin of 76.0 percent compared to 75.3 percent in the prior quarter and 75.4 percent in the fourth quarter of 2003.

     The company reported fourth quarter income and earnings per share from continuing operations of $124 million and $0.38 compared to $200 million and $0.63 in the fourth quarter of 2003. Adjusted income and earnings per share from continuing operations were $228 million and $0.70 compared to $200 million and $0.63 in the fourth quarter of 2003. A fourth quarter adjustment of $104 million, or $0.32 per share, was made for additional income tax expense related to future repatriation of $1.5 billion of foreign subsidiary earnings in accordance with the American Jobs Creation Act of 2004.

     Merger Update

     As previously announced on December 15, 2004, Guidant and Johnson & Johnson entered into a definitive agreement whereby Johnson & Johnson will acquire Guidant for $76 per share or $25.4 billion in fully diluted equity value. The company has recently submitted its U.S. Hart-Scott-Rodino filing. Next steps in the merger include an antitrust filing in Europe, responding to requests for additional information from government authorities, the filing of a preliminary proxy statement/prospectus with the Securities and Exchange Commission and a meeting of Company shareholders anticipated in the spring.

     Financial Guidance

     Given the pending merger with Johnson & Johnson, Guidant has elected not to provide forward-looking financial guidance.

     Guidant provides earnings per share on an adjusted basis from continuing operations because Guidant's management believes that the presentation provides useful information to investors. Among other things, it may assist investors in evaluating the company's operations period over period - which is also the basis on which it generally is most reasonable to forecast results. This measure may exclude such items as business development activities (including IPRD at acquisition or upon attainment of milestones and any extraordinary expenses), strategic developments (including restructuring and product line changes), significant litigation, and changes in applicable laws and regulations (including significant accounting or tax matters). Special items may be highly variable, difficult to predict, and of a size that sometimes has substantial impact on the company's reported operations for a period. Management uses all of these measures internally for planning, forecasting and evaluating the performance of the business, including allocating resources and evaluating results relative to employee performance compensation targets. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

     Guidant Corporation

     Guidant Corporation pioneers lifesaving technology, giving an opportunity for a better life today to millions of cardiac and vascular patients worldwide. The company, driven by a strong entrepreneurial culture of more than 12,000 employees, develops, manufactures and markets a broad array of products and services that enable less invasive care for some of life's most threatening medical conditions. For more information, visit www.guidant.com http://www.guidant.com/.

     Forward Looking Statements

     This release includes forward-looking statements that are based on assumptions about many important factors, including market trends and competition, particularly in connection with expanded indications and reimbursement for cardiac rhythm management products; satisfactory clinical and regulatory progress, particularly with respect to clinical trials relating to DES; progress with respect to the merger, including satisfaction of conditions to closing, including shareholder and antitrust approvals; economic conditions, including exchange rates; litigation developments; and the factors listed on exhibit 99 to Guidant's most recent 10-Q. As such, they involve risks that could cause actual results to differ materially. The company does not undertake to update its forward-looking statements.


Guidant Corporation
Consolidated Statements of Income
(In millions, except per-share data)

                           Year Ended               Year Ended
                        December 31, 2004         December 31, 2003
                   U.S. GAAP Special         U.S. GAAP Special
                       As     Items    As        As     Items    As
                    Reported   (1)  Adjusted  Reported   (2)  Adjusted
                   --------- ------ -------- --------- ------ --------

Net sales          $3,765.6        $3,765.6  $3,644.8        $3,644.8

Cost of products
 sold                 921.6           921.6     877.4           877.4
                   ---------------------------------------------------

     Gross profit   2,844.0         2,844.0   2,767.4         2,767.4

Research and
 development          516.0           516.0     515.0           515.0
Purchased in-
 process research
 and development       99.8 ($99.8)      --      83.7 ($83.7)      --
Sales, marketing
 and administrative 1,191.0         1,191.0   1,189.0         1,189.0
Interest, net          (8.4)           (8.4)     (6.3)           (6.3)
Royalties, net         50.0            50.0      59.7            59.7
Amortization           30.7            30.7      20.6            20.6
Other, net             21.1            21.1       7.7             7.7
Litigation, net       (20.0)  20.0       --     422.8 (422.8)      --
Foundation
 contribution          20.0  (20.0)      --        --              --
Restructuring
 charge                66.0  (66.0)      --        --              --
                   ---------------------------------------------------

Income from
 continuing
 operations before
 income taxes         877.8  165.8  1,043.6     475.2  506.5    981.7

Income taxes          304.8  (54.3)   250.5      55.9  168.3    224.2
                   ---------------------------------------------------
      Tax rate         34.7%           24.0%     11.8%           22.8%

Income from
 continuing
 operations           573.0 $220.1   $793.1     419.3 $338.2   $757.5
                            =================         ================
      % of sales       15.2%           21.1%     11.5%           20.8%

Loss from
 discontinued
 operations, net
 of income
 taxes                (49.0)                    (89.0)
                   ---------                 ---------

Net Income           $524.0                    $330.3
                   =========                 =========

Earnings per
 share--basic
  Income from
   continuing
   operations         $1.84           $2.54     $1.37           $2.48
                                   ==========                =========
  Loss from
   discontinued
   operations, net
   of income
   taxes              (0.16)                    (0.29)
                   ---------                 ---------
  Net income          $1.68                     $1.08
                   =========                 =========

Earnings per
 share--diluted
  Income from
   continuing
   operations         $1.78           $2.47     $1.34           $2.42
                                   ==========                =========
  Loss from
   discontinued
   operations, net
   of income
   taxes              (0.15)                    (0.28)
                   ---------                 ---------
  Net income          $1.63                     $1.06
                   =========                 =========

Weighted average
 shares outstanding
  Basic              312.04          312.04    305.10          305.10
  Diluted            321.24          321.24    312.52          312.52


(1) Special items in 2004 include:

   -- In process research and development (IPRD) of $99.8 primarily includes:

       -- $50.0 million IPRD for clinical results related to Biosensors International's (Biosensors) everolimus-eluting stent trial, FUTURE II

       --  $15.0 million IPRD payment made to Novartis Pharma AG and
            Novartis AG for completion of SPIRIT FIRST clinical trial enrollment

       -- $6.0 million IPRD payment to purchase the remaining interest of Bioabsorbable Vascular Solutions

       -- $22.8 million IPRD related to the acquisition of AFx, inc., a manufacturer of microwave surgical cardiac ablation medical devices

   -- $20.0 million litigation settlement with Medtronic relating to atrial fibrillation technology

   --  $20.0 million contribution to the Guidant Foundation

   --  $66.0 million corporate-wide restructuring charge

   --  $54.3 million tax impact on items described above, including
        $104.2 million tax on the planned repatriation of $1.5 billion under the American Jobs Creation Act of 2004

(2) Special items in 2003 include:

   -- $35.2 million IPRD recorded in conjunction with the acquisition of certain bioabsorbable polymer technologies from MediVas LLC

   -- $32.5 million IPRD primarily related to the Biosensors acquisition and the achievement of a performance milestone related to the six-month clinical data of the everolimus-eluting stent trial, FUTURE I

   -- $16.0 million IPRD recorded in conjunction with the acquisition of a majority interest in Bioabsorbable Vascular Solutions

   -- $422.8 million net litigation charge primarily related to the arbitration decision involving Cordis Corporation


Guidant Corporation
Consolidated Statements of Income
(In millions, except per-share data)
(Unaudited)

                                         Three Months     Three Months
                                            Ended             Ended
                                         December 31,     December 31,
                                             2004              2003

                                   U.S. GAAP Special         U.S. GAAP
                                       As     Items    As        As
                                    Reported   (1)  Adjusted  Reported
                                   --------- ------ -------- ---------

Net sales                            $968.2          $968.2    $940.2

Cost of products sold                 232.0           232.0     231.4
                                   -----------------------------------

                     Gross profit     736.2           736.2     708.8

Research and development              117.2           117.2     132.1
Sales, marketing and administrative   296.1           296.1     322.7
Interest, net                          (4.7)           (4.7)     (1.2)
Royalties, net                         12.8            12.8      14.8
Amortization                            8.0             8.0       8.9
Other, net                              6.9             6.9       2.3
Litigation settlement                 (20.0) $20.0       --        --
Foundation contribution                20.0  (20.0)      --        --
                                   -----------------------------------

Income from continuing operations
 before income taxes                  299.9     --    299.9     229.2

Income taxes                          176.2 (104.2)    72.0      29.7
                                   -----------------------------------
      Tax rate                         58.8%           24.0%     13.0%

Income from continuing operations     123.7 $104.2   $227.9     199.5
                                            =================
      % of sales                       12.8%           23.5%     21.2%

Income (loss) from discontinued
 operations, net
 of income taxes                      (19.2)                      5.4
                                   ---------                 ---------

Net Income                           $104.5                    $204.9
                                   =========                 =========

Earnings per share--basic
  Income from continuing
  operations                          $0.39           $0.72     $0.65
                                                   ==========
  Income (loss) from discontinued
   operations, net
   of income taxes                    (0.06)                     0.02
                                   ---------                 ---------
  Net income                          $0.33                     $0.67
                                   =========                 =========

Earnings per share--diluted
  Income from continuing
  operations                          $0.38           $0.70     $0.63
                                                   ==========
  Income (loss) from discontinued
   operations, net
    of income taxes                   (0.06)                     0.02
                                   ---------                 ---------
  Net income                          $0.32                     $0.65
                                   =========                 =========

Weighted average shares outstanding
  Basic                              316.06          316.06    306.07
  Diluted                            325.56          325.56    315.33

(1) Fourth quarter 2004 special items include:

   -- $20.0 million favorable litigation settlement with Medtronic relating to atrial fibrillation technology

   --  $20.0 million contribution to the Guidant Foundation

   -- $104.2 million tax on the planned repatriation of $1.5 billion under the American Jobs Creation Act of 2004


Guidant Corporation
Condensed Consolidated Balance Sheets
(In millions)

                                            December 31,  December 31,
                                                2004         2003

Cash and short-term investments              $2,214.3     $1,468.2
Accounts receivable, net                        845.9        822.9
Inventories                                     353.9        401.9
Other current assets                            293.8        386.9
                                            --------------------------

    Total current assets                      3,707.9      3,079.9

Other assets                                    855.4        811.1
Property and equipment, net                     808.9        749.1
                                            --------------------------

     Total assets                            $5,372.2     $4,640.1
                                            ==========================

Current liabilities, excluding
 short-term debt                               $726.7       $812.4
Short-term debt                                 302.0        250.0
                                            --------------------------

     Total current liabilities                1,028.7      1,062.4

Long-term debt                                  357.2        698.3
Other noncurrent liabilities                    244.2        166.1
Shareholders' equity                          3,742.1      2,713.3
                                            --------------------------

     Total liabilities and equity            $5,372.2     $4,640.1
                                            ==========================


     CONTACT: Guidant Corporation
              Steven Tragash, Corporate Communications, 317-971-2031 Andy Rieth, Investor Relations, 317-971-2061
              Doug Hughes, Investor Relations, 317-971-2039